UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report: May 31, 2013

(Date of earliest event reported)

OurPet’s Company

(Exact name of registrant as specified in its charter)

Colorado	000-31279	34-1480558
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1300 East Street, Fairport Harbor, OH 44077

(Address of principal executive offices including zip code)

440-354-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2013, OurPet’s Company (“OurPet’s” or the “Company”) entered into employment agreements with two of its senior officers, Scott R. Mendes and Konstantine S. Tsengas. Mr. Mendes has served and continues to serve as the Chief Financial Officer and Treasurer of OurPet’s and its two wholly-owned subsidiaries, Virtu Company and SMP Company (the “Subsidiaries”). Mr. Tsengas has served and continues to serve as the Vice President of Operations of OurPet’s and the Subsidiaries.

Pursuant to Mr. Mendes’ employment agreement, he will remain employed as the Chief Financial Officer and Treasurer of OurPet’s and its Subsidiaries for a one year term, which term automatically renews for consecutive one year terms unless either party elects to not renew the term by providing at least sixty days prior written notice. Mr. Mendes receives a base salary, vacation and other benefits and stock options, all of which are established by OurPet’s board of directors or duly appointed compensation committee and are subject to its annual review.

If Mr. Mendes’ employment agreement is not renewed by the Company, his employment is terminated by the Company without cause (as defined in the employment agreement), or he terminates his employment with good reason (as also defined in the employment agreement), he will be entitled to receive his current base salary and benefits for six months following the end of his employment period, which would be paid in accordance with the Company’s normal payroll procedures. Additionally, in the case of a termination without cause or for good reason, Mr. Mendes, to the extent applicable, would be entitled to receive any bonus he had earned but was not yet paid on the date of termination.

Pursuant to Mr. Tsengas’ employment agreement, he will remain employed as the Vice President of Operations of OurPet’s and its Subsidiaries for a one year term, which term automatically renews for consecutive one year terms unless either party elects to not renew the term by providing at least sixty days prior written notice. Mr. Tsengas receives a base salary, vacation and other benefits and stock options, all of which are established by OurPet’s board of directors or duly appointed compensation committee and are subject to its annual review.

If Mr. Tsengas’ employment agreement is not renewed by the Company, his employment is terminated by the Company without cause (as defined in the employment agreement), or he terminates his employment with good reason (as also defined in the employment agreement), he will be entitled to receive his current base salary and benefits for six months following the end of his employment period, which would be paid in accordance with the Company’s normal payroll procedures. Additionally, in the case of a termination without cause or for good reason, Mr. Tsengas, to the extent applicable, would be entitled to receive any bonus he had earned but was not yet paid on the date of termination.

The foregoing description of Mr. Mendes’ and Mr. Tsengas’ employment agreements are not complete and are qualified in their entirety to the full and complete terms of the agreements which are attached as Exhibits 10.78 and 10.79 to this report and are incorporated herein by reference.

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Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.78	Employment Agreement dated May 31, 2013 between Scott R. Mendes and OurPet’s Company

10.79	Employment Agreement dated May 31, 2013, 2013 between Konstantine S. Tsengas and OurPet’s Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2013	OurPet’s Company

	By:	/s/ Scott R. Mendes
Scott R. Mendes, Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit Number	Description

10.78	Employment Agreement dated May 31, 2013 between Scott R. Mendes and OurPet’s Company

10.79	Employment Agreement dated May 31, 2013 between Konstantine S. Tsengas and OurPet’s Company

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